EXHIBIT 4.2

                             SUBSCRIPTION AGREEMENT

                             ALGIERS RESOURCES, INC.
                              BALSTRON CORPORATION
                                 DALIPRINT, INC.
                              HARTSCUP CORPORATION
                              MAYALL PARTNERS, INC.
                               PSLRA, INCORPORATED
                            REGAL ACQUISITIONS, INC.
                               SPACIAL CORPORATION
                                 VOYER ONE, INC.
                                 VOYER TWO, INC.


Please read all instructions and the terms and conditions of your Confidential Offering Memorandum dated ___________ __, 1998 carefully before filling out this application. Furthermore, please review the Subscription Supplement and Registration Rights Agreement (the "Subscription Supplement") which is attached as Exhibit B to the Confidential Offering Memorandum and the terms of which are incorporated by reference into and made a part of this application. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Confidential Offering Memorandum. If you need assistance, please call your registered representative.

[ ] When application is complete, deliver your investment to:

                                Algiers Resources, Inc.
                                Balstron Corporation
                                Daliprint, Inc.
                                Hartscup Corporation
                                Mayall Partners, Inc.
                                PSLRA, Incorporated
                                Regal Acquisitions, Inc.
                                Spacial Corporation
                                Voyer One, Inc.
                                Voyer Two, Inc.
                                c/o James A. Prestiano
                                The Law Office of James A. Prestiano, Esq.
                                317 Madison Avenue, Suite 2310
                                New York, NY 10017

[X] Make Separate Checks payable to each of Algiers Resources, Inc., Balstron
    Corporation, Daliprint, Inc., Hartscup Corporation, Mayall Partners, Inc., PSLRA, Incorporated, Regal Acquisitions, Inc., Spacial Corporation, Voyer One, Inc., Voyer Two, Inc.

I.                      ACCOUNT REGISTRATION - Check One
=============================================================================

[ ] Individual Account   [ ] Joint Registration      [ ] Pension or Profit
                                                         Sharing

                         [ ] Joint Tenant with Right [ ] IRA
                             of Survivorship
                         [ ] Tenants in Common
                         [ ] Tenants by Entirety
                         [ ] Community Property

[ ] Corporation, Partnership,
    Trust, Association or Other
    Entity


---------------------------------------------------------------
Name of APPLICANT, CUSTODIAN, CORPORATION, TRUST or BENEFICIARY

                           M or F
                                     ----------------------------------------
                                     Date of Birth    Soc. Sec. or Tax ID #


---------------------------------------------------------------
Name of JOINT TENANT or TRUSTEE (if applicable)

  [ ]     PLEASE PUT A CHECK NEXT TO
          THE SOC. SEC. # OR TAX ID. #
          RESPONSIBLE FOR TAXES.  WE
          WILL REPORT THIS NUMBER TO
          THE IRS.

                           M or F
                                     ----------------------------------------
                                     Date of Birth    Soc. Sec. or Tax ID #
  [ ]

---------------------------------------------------------------
Name of ADDITIONAL TRUSTEE (if applicable)


  [ ]     Date of Trust

                           M or F
                                     ----------------------------------------
                                     Date of Birth    Soc. Sec. or Tax ID #

Marital Status (please check one)
[ ] Single        [ ] Married         [ ] Separated           [ ] Divorced

$________________ Investment Amount            (Minimum Subscription of $5,000,
$________________ Per Company (divide by 10)   $500 per Company unless approved
                                               by the Companies.)

 I.                      ACCOUNT REGISTRATION - (continued)
=============================================================================

                                  HOME ADDRESS
-----------------------------------------------------------------------------
Street Address                                                    Unit Number

----------------------------------------------------      -------------------
City                                      State           ZIP+4

----------------------------------
Home Phone Number (with Area Code)

                                BUSINESS ADDRESS


-----------------------------------------------------------------------------
Name of Company


-----------------------------------------------------------------------------
Street Address                                                   Suite Number


----------------------------------------------------      -------------------
City                                      State           ZIP+4

--------------------------------------
Business Phone Number (with Area Code)

Please send all correspondence to:
__ Residence  __ Business  __ Other.   Please specify:_______________________


 II.                   ALTERNATIVE DISTRIBUTION INFORMATION
=============================================================================

To direct distributions to a party other than the registered owner, complete the information below.

Name of Firm (Bank or Brokerage):
                                 --------------------------------------------
Account Name:
             ----------------------------------------------------------------
Account Number:
               --------------------------------------------------------------
Address:
        ---------------------------------------------------------------------
City, State ZIP:
                -------------------------------------------------------------

 III.                      SUBSCRIPTION AGREEMENT
=============================================================================

    You as an individual or you on behalf of the subscribing entity are being asked to complete this Subscription Agreement so a determination can be made as to whether or not you (it) are qualified to purchase Common Stock under applicable federal and state securities laws.

    Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law for which a claim for damages may be made against you.

    Your answers will be kept strictly confidential; however, by signing this Subscription Agreement, you will be authorizing the Companies to present a completed copy of this Subscription Agreement to such parties as it may deem appropriate in order to make certain that the offer and sale of the Common Stock will not result in a violation of the Securities Act of 1933, as amended, or of the securities laws of any state.

    This Subscription Agreement does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock, or any other security.

    All questions must be answered. If the appropriate answer is "None" or "Not Applicable", please state so. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any correction.


INDIVIDUAL SUBSCRIBERS:
If the Common Stock subscribed for is to be owned by more than one person, you and the other co-subscriber must each complete a separate Subscription Agreement (except if the co-subscriber is your spouse and Statement B or C of Part I under Section IV below has been checked) and sign the Signature Page annexed hereto. If your spouse is a co-subscriber, you must indicate his or her name and social security number.

CORPORATIONS, PARTNERSHIPS, PENSION PLANS AND TRUSTS:
The information requested herein relates to the subscribing entity and not to you personally (unless otherwise determined in the ACCREDITED INVESTOR STATUS section).

 IV.                     ACCREDITED INVESTOR STATUS
=============================================================================

         IF YOU MEET ANY OF THE FOLLOWING TESTS, PLEASE CHECK THE APPROPRIATE SPACES BELOW.

I.  INDIVIDUAL ACCOUNTS
    I certify that I am an "accredited investor" because:

    A. _______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year.
    B. _______ My spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.
    C. _______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (including home and personal property).

    For purposes of this Subscription Agreement, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and
(iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

    For purposes of this Subscription Agreement, "joint income" means, "adjusted gross income," as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form
1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of
Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

    For the purposes of this Subscription Agreement, "net worth" means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

II. CORPORATIONS, PARTNERSHIPS, EMPLOYEE BENEFIT PLANS OR IRAS

    A.   Has the subscribing entity been formed for the specific purpose of
investing in the Common Stock?  [ ]  YES    [ ]  NO

If your answer to question A is "No" CHECK whichever of the following statements (1-5) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to statement (B) below in order to qualify as an "accredited investor".

         The undersigned entity certifies that it is an "accredited investor" because it is:

    1. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

    2. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

    3. _______ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section; or (Note:
    Income Statement must be completed for each shareholder, partner or beneficiary)

    4. _______ a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under INDIVIDUAL ACCOUNTS; or (Note: Income Statement must be completed for each such person)

    5. _______ a corporation or a Massachusetts or similar business trust or partnership with total assets in excess of $5,000,000.

B. If the answer to Question A above is "Yes", please certify the statement below is true and correct: _______ The undersigned entity certifies that it is an accredited investor because each of its shareholders, partners or beneficiaries meets at least one of the conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section.

III. TRUST ACCOUNTS

A.  Has the subscribing entity been formed for the specific purpose of investing
in the Common Stock?   [ ] YES    [ ]  NO

If your answer to question A is "No" CHECK whichever of the following statements (1-3) is applicable to the subscribing entity. If your answer to question A is "Yes" the subscribing entity must be able to certify to statement (3) below in order to qualify as an "accredited investor".

         The undersigned trustee certifies that the trust is an "accredited investor" because:

    _______1) the trust has total assets in excess of $5,000,000 and the investment decision has been made by a "sophisticated person" (i.e., a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Common Stock); or

    _______2) the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Securities Act), a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), acting in its fiduciary capacity; or

    _______3) the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section.

    (Note:  For each grantor an Income Statement must be completed)

 V.          INCOME STATEMENT - (Round off to the nearest $5,000)
=============================================================================

Please specify the amount of your:
[ ] Individual [ ] Joint [ ] Trust [ ] Beneficiary [ ] Shareholder [ ] Partner

income (defined in page 2: Accredited Investor Status) in calendar years 1996 and 1997 and your projected income for 1998.


         1996           $
         1997           $
         1998           $                         (projected)
                         ------------------------

Current occupation (position or title and duties):

Name of Business:
                 -------------------------------------
Name of Employer:                             Telephone number (   )    -
                 ----------------------------                 ---------------

Former employment (if current employment is less than five years):

Name of Employer:                     Position or Title:
                 ---------------------                  ---------------------

Nature of Duties:                       Period Employed:          to
                 ----------------------                 ---------    --------


 VI.                     INVESTMENT EXPERIENCE
=============================================================================

The following information is to be provided by the individual making the investment decision or the person acting on behalf of the corporation, partnership, individual retirement account, employee benefit plan or trust.

1.  Business or professional education (school, dates of attendance, degrees):

------------------------------------------------------------------------------

------------------------------------------------------------------------------

2. Details of any training or experience in financial, business or tax matters not disclosed in Item 1 immediately above:

3.  Please indicate the frequency of your investment in marketable securities:
    [ ] Often       [ ] Occasionally       [ ] Seldom        [ ]  Never

4. Please state the approximate number and total dollar amount of the following types of investments in which you have participated:
    a. restricted (non-traded) stock or notes:
              Number ___________________    Amount Invested:   $ _______________
    b. private placements of securities sold in reliance upon non-public offering exemption from registration under the Securities Act of 1933:
              Number ___________________    Amount Invested:   $ _______________

5.  Please initial the appropriate alternative:

_______ ALTERNATIVE ONE: I have such knowledge and experience in financial and business matters and in private placement investments in particular that I am capable of protecting my interests in connection with the purchase of the Common Stock and evaluating the merits and risks of an investment in the Common Stock and do not desire to use a professional advisor in connection with protecting my interests and evaluating such merits and risks. I understand, however, that the Company may request that I use a professional advisor.

_______ ALTERNATIVE TWO: I intend to use the services of a professional advisor(s) in connection with protecting my interests in connection with the purchase of the Common Stock and evaluating the merits and risks of an investment in Common Stock and hereby appoint such person(s) to act as my professional advisor(s) in connection with my proposed purchase of Common Stock. (Please contact your registered representative for further instructions.)

Name of Professional Advisor If Alternative Two chosen:

                                        Telephone number (   )  -
---------------------------------------                   -----------

 VII.                       COVENANTS AND CERTIFICATIONS
=============================================================================

     1. I certify that the information contained herein above is complete and accurate and may be relied on by the Companies. I will notify the Companies promptly of any material change in any of such information.

     2. Under penalties of perjury, I certify that (1) my taxpayer identification number shown in this Subscription Agreement is correct and (2) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (2).) BY SIGNING, I ACKNOWLEDGE THAT I HAVE CAREFULLY REVIEWED THE CONFIDENTIAL OFFERING MEMORANDUM REFERRED TO ABOVE, ESPECIALLY THE SECTIONS ENTITLED "RISK FACTORS" AND "AVAILABLE INFORMATION," AND THE SUBSCRIPTION SUPPLEMENT, LOCKUP AND REGISTRATION RIGHTS AGREEMENT AND AGREE TO BOUND BY THE TERMS OF THIS SUBSCRIPTION AGREEMENT AND THE SUBSCRIPTION SUPPLEMENT, LOCKUP AND REGISTRATION RIGHTS AGREEMENT.

     3. I certify that I am purchasing the Common Stock solely for my own account, not as a nominee or agent, and not for the beneficial interest of any other person or with a view to or for resale in connection with any distribution of the Common Stock or any grant of participations therein.

     4. I certify that I am able to bear the economic risk of my investment in the Common Stock, have adequate means of providing for my current needs and possible contingencies, and have no need for liquidity of my investment.

     5. I have had a full and complete opportunity to (i) ask questions of, and receive answers from, the Companies' executive officer concerning the terms and conditions of this offering, (ii) inspect all material contracts and documents relating to this offering to which the Companies have access and (iii) obtain any additional information which the Companies possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the Confidential Offering Memorandum.

     6. I agree to indemnify the Companies, [Placement Agent?] and their officers, directors and agents against all loss, liability, costs and expenses (including reasonable attorneys' fees) arising as a result of any misrepresentation made by me in this Subscription Agreement, my breach of this Subscription Agreement or my transfer of the Securities in violation of federal and/or state securities laws.

     7. I agree that the representations, certifications and agreements set forth in this Subscription Agreement shall survive the purchase and delivery of the Common Stock.

    8. Any disputes or controversies which may arise between the undersigned and the Companies concerning this subscription or the Offering shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association. Notwithstanding the foregoing, if either the Companies or the undersigned is a party to a pending arbitration proceeding under the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. ("NASD") arising as a result of the Offering or the Common Stock, the undersigned agrees to consolidate his action with the pending arbitration, to the extent that the NASD accepts jurisdiction of such action. Arbitration must be commenced by service upon the Companies of a written demand for arbitration or a written notice of intention to arbitrate. Judgment upon any award rendered by the arbitrator(s) shall be final, and may be entered in any court having jurisdiction. Any arbitration proceeding pursuant to this Agreement shall be determined pursuant to the laws of the State of New York and the Rules of the American Arbitration Association or the Code of Arbitration Procedure of the NASD, as applicable. The undersigned hereby submits to the in personam jurisdiction of the courts of the State of New York and the federal courts located therein (and expressly waives any defense to personal jurisdiction of the undersigned by such courts) for the purpose of confirming, vacating or modifying any such award or judgment entered thereon. To the extent any controversy as above described is to be resolved in a court action, the undersigned expressly agrees that such action shall be brought only in the Courts of the State of New York, in the City of New York, or the federal courts located therein and service of process in such action shall be sufficient if served upon the undersigned by certified mail, return receipt requested, at the undersigned's last address known to the Companies. The undersigned acknowledges that, by agreeing to arbitrate any disputes or controversies under this Agreement, the undersigned is waiving the right to seek remedies in court, including the right to a jury trial. In addition, the undersigned is aware that:
(i) arbitration is final and binding on the parties; (ii) pre-arbitration discovery is generally more limited than and different from court proceedings;
(iii) the arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appear or to seek modification of rulings by the arbitrators is strictly limited; and (iv) the panel of arbitrators in a proceeding under the NASD Code of Arbitration will typically include a minority of arbitrators who were or are affiliated with the securities industry.

                  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .


 VIII.                            SIGNATURES
=============================================================================
The Subscription Agreement and the Subscription Supplement, Lockup and Registration Rights Agreement contain various agreements, certifications and representations by subscribers and should be carefully reviewed in their entirety before executing this signature page.

BY SIGNING, I ACKNOWLEDGE THAT I HAVE CAREFULLY REVIEWED THE CONFIDENTIAL OFFERING MEMORANDUM REFERRED TO ABOVE, ESPECIALLY THE SECTIONS ENTITLED "RISK FACTORS" AND "AVAILABLE INFORMATION," AND THE SUBSCRIPTION SUPPLEMENT, LOCKUP AND REGISTRATION RIGHTS AGREEMENT AND AGREE TO BOUND BY THE TERMS OF THIS SUBSCRIPTION AGREEMENT AND THE SUBSCRIPTION SUPPLEMENT, LOCKUP AND REGISTRATION RIGHTS AGREEMENT, THE TERMS OF WHICH ARE INCORPORATED HEREIN.

THE UNDERSIGNED ACKNOWLEDGES AND AGREES TO ARBITRATE ANY DISPUTE OR CONTROVERSY ARISING AS A RESULT OF THIS SUBSCRIPTION AGREEMENT, THE OFFERING OR ANY CONTROVERSY OR DISPUTE RELATED TO THE COMMON STOCK ISSUED IN THIS OFFERING, IN ACCORDANCE WITH PARAGRAPH 8 OF SECTION VII HEREOF.

Dated                    ,  1998
      -------------------

Print name of individual subscriber,       Signature of individual subscriber,
custodian, corporation, trustee            authorized person, trustee

------------------------------------       -----------------------------------

Print name of co-subscriber,               Signature of co-subscriber,
authorized person, co-trustee if           authorized person, co-trustee if
required by trust instrument               required by trust instrument

------------------------------------       -----------------------------------

Investment Authorization. The undersigned corporation, partnership, benefit plan or IRA has all requisite authority to acquire the Common Stock hereby subscribed for and to enter into the Subscription Agreement and further, the undersigned officer, partner or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf. Such authorization has not been revoked and is still in full force and effect.

Check Box:      [ ] Yes         [ ]  No         [ ]  Not Applicable

 IX.                               NOTARIZATION
=============================================================================

STATE OF                     )
                             )    ss.
COUNTY OF                    )

        On              , 199   , before me,             , personally appeared
           --------------    ---             ------------
                                                                             ,
-----------------------------------------------------------------------------

        [ ] personally known to me    [ ] proved to me on the basis of
                                          satisfactory evidence
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

                                                    ---------------------------
                                                    Signature of Notary

                           CAPACITY CLAIMED BY SIGNER:


        [ ] Individual(s)                       [ ]  Attorney-In-Fact
        [ ] Partner(s)                          [ ]  Subscribing Witness
        [ ] Trustee(s)                          [ ]  Guardian/Conservator
        [ ] Corporate                           [ ]  Other:
                      ------------------------             --------------------
            Officer(s)------------------------       --------------------------
                               Title(s)

                             SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies):
                                 ----------------------------------------------
-------------------------------------------------------------------------------

Notary: Please fill in state, county, date and names of all persons signing and affix notarial seal.


 X.                  VERIFICATION OF ACCOUNT EXECUTIVE
=============================================================================

    I state that I am familiar with the financial affairs and investment objectives of the investor named above and reasonably believe that a purchase of the Common Stock is a suitable investment for this investor and that the investor, either individually or together with his or her professional advisor, understands the terms of and is able to evaluate the merits of this offering. I acknowledge:
    (a) that I have reviewed this Subscription Agreement and the Subscription Supplement attached as Exhibit B to the Confidential Offering Memorandum, and attachments (if any) thereto; and
    (b) that the Subscription Agreement and attachments thereto have been fully completed and executed by the appropriate party.

Broker/Dealer                                 Account Executive

------------------------------------          --------------------------------
(Name of Broker/Dealer)                       (Signature)

-----------------------------------           --------------------------------
(Street Address of AE Office)                 (Print Name)

-----------------------------------           --------------------------------
(City of AE Office)  (State)  (Zip)           (Representative I.D. Number)

(   )     -
 ---  ---- ----                               --------------------------------
(Telephone Number of AE Office)               (Date)